UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
 Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 11, 2008


                              ZEEZOO SOFTWARE CORP.
             (Exact name of registrant as specified in its charter)

           Nevada                       000-52755                 84-1724410
(State or other jurisdiction           (Commission              (IRS Employer
     of incorporation)                 File Number)          Identification No.)

        2033 Gateway Place, 6th Floor,
            San Jose, California                                    95110
 (Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code: (408) 573-5959

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 8.01. OTHER EVENTS.

     Effective July 11, 2008, the Board of Directors of Zeezoo Software Corp. (the "Company") approved an increase in the authorized capital stock of the Company from 50,000,000 shares of common stock to 100,000,000 shares of common stock. Pursuant to Nevada law, such increase in the authorized capital stock of the Company was effected by correspondingly increasing the currently outstanding shares of common stock from 2,840,000 shares of common stock to 5,680,000 shares of common stock.

     In addition, effective July 17, 2008, the Board of Directors of the Company approved a 12-for-1 forward stock split of the Company's outstanding shares of common stock. As a result, the currently outstanding shares of common stock of the Company was increased to 68,160,000.

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
                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2008                     ZEEZOO SOFTWARE CORP.


                                         By:  /s/ Joel Gugol
                                            ------------------------------------
                                         Name:  Joel Gugol
                                         Title: President

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